December 20, 2000

CONSENT OF COUNSEL

We consent to the inclusion in this Form SB-2 of Claremont Technologies Corp. of our opinion dated December 20, 2000,. We also consent to the reference to our firm under the caption "Counsel" in this Form SB-2.

Very truly yours,

PARSONS LAW FIRM

James B. Parsons

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